Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

On September 9, 2024, Progress Software Corporation (“Progress” or the “Company”) and Cloud Software Group, Inc. and its subsidiaries (“Cloud”) entered into a definitive agreement (the “Purchase Agreement”) for the sale of certain assets and liabilities that comprise the ShareFile Business (“ShareFile”). The transaction between Progress and Cloud closed on October 31, 2024 for an aggregate purchase price of $875.0 million in cash, subject to a $25.0 million working capital credit and certain customary adjustments (the “Purchase Price”), and was funded through $730.0 million in borrowings under an existing $900.0 million revolving credit facility and cash on hand, resulting in a payment at closing of $852.7 million (the “Acquisition”). The following unaudited pro forma condensed combined Statement of Operations of Progress and ShareFile have been prepared to give effect to the Acquisition of ShareFile by the Company.

The following unaudited pro forma condensed combined Statement of Operations is based on: (i) the audited historical consolidated Statement of Operations of Progress for the year ended November 30, 2024 (the fiscal year end of both Progress and ShareFile); (ii) the audited abbreviated Statement of Operations of ShareFile for the nine months ended September 1, 2024; and (iii) the unaudited Statement of Operations of ShareFile for the two months ended October 31, 2024. The unaudited pro forma condensed combined Statement of Operations for the year ended November 30, 2024 has been prepared to reflect the Acquisition as though it occurred on December 1, 2023, including the related financing.

The Acquisition has been accounted for by using the acquisition method of accounting for the business combination. Accordingly, consideration paid by the Company to complete the Acquisition was allocated to ShareFile’s assets and liabilities based upon their estimated fair values as of the date of completion of the Acquisition. The pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available along with the completion of the purchase price allocation and as additional analyses are performed, and have been made solely for the purpose of providing the pro forma Statement of Operations presented below. The unaudited pro forma condensed combined Statement of Operations does not reflect any adjustment for costs of, or related liabilities for, any integration and similar activities, or benefits, including potential synergies that may be derived in future periods, from the Acquisition.

The unaudited pro forma condensed combined Statement of Operations is provided for illustrative purposes only and does not purport to represent what the actual combined results of operations of the combined company would have been had the Acquisition and related financing occurred on the dates assumed, nor is the pro forma condensed combined Statement of Operations necessarily indicative of future combined results of operations. The unaudited pro forma condensed combined Statement of Operations is based upon available information and certain assumptions that the Company believes are reasonable, as described in the accompanying notes that should be read in conjunction with the pro forma condensed combined Statement of Operations.

The Unaudited Pro Forma Condensed Combined Statement of Operations have been compiled from and should be read in conjunction with the following sources:

•The Statement of Operations for Progress has been prepared in accordance with U.S. GAAP and derived from: (i) the Company’s audited consolidated Statement of Operations for the fiscal year ended November 30, 2024, contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on January 21, 2025.

•The Statement of Operations for ShareFile has derived from: (i) ShareFile’s audited Statement of Revenues and Direct Expenses for the nine months ended September 1, 2024, attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on January 10, 2025; and (ii) the unaudited historical Statement of Operations of ShareFile for the two months ended October 31, 2024.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended November 30, 2024

(in thousands, except per share data)	Progress Historical Twelve Months Ended 11/30/2024	ShareFile Historical Nine Months Ended 9/1/2024	ShareFile Historical Two Months Ended 10/31/2024	Transaction Accounting and Financing Adjustments	Note	Pro Forma
Revenue:
Software licenses	$249,331	$—	$—	$—		$249,331
Maintenance and services	504,078	183,584	41,764	—		729,426
Total revenue	753,409	183,584	41,764	—		978,757
Costs of revenue:
Cost of software licenses	10,942	—	—	—		10,942
Cost of maintenance and services	90,318	73,075	16,239	(45,027)	(a)	134,605
Amortization of acquired intangibles	29,222	—	—	15,583	(a)	44,805
Total costs of revenue	130,482	73,075	16,239	(29,444)		190,352
Gross profit	622,927	110,509	25,525	29,444		788,405
Operating expenses:
Sales and marketing	164,570	56,774	12,616	(23,073)	(a)	210,887
Product development	146,342	32,435	7,208	—		185,985
General and administrative	89,518	16,994	3,764	—		110,276
Amortization of acquired intangibles	65,290	—	—	45,179	(a)	110,469
Restructuring expenses	10,454	9,802	2,178	—		22,434
Acquisition-related expenses	17,109	—	—	—		17,109
Cyber vulnerability response expenses, net	5,641	—	—	—		5,641
Total operating expenses	498,924	116,005	25,766	22,106		662,801
Income (loss) from operations	124,003	(5,496)	(241)	7,338		125,604
Other (expense) income:
Interest expense	(32,012)	—	—	(44,706)	(b)	(76,718)
Interest income and other, net	4,734	—	—	—		4,734
Foreign currency loss, net	(2,461)	—	—	—		(2,461)
Total other expense, net	(29,739)	—	—	(44,706)		(74,445)
Income (loss) before income taxes	94,264	(5,496)	(241)	(37,368)		51,159
Provision (benefit) for income taxes	25,826	—	—	(10,345)	(c)	15,481
Net income (loss)	$68,438	$(5,496)	$(241)	$(27,023)		$35,678

Earnings per share:
Basic	$1.58	$—	$—	$—		$0.82
Diluted	$1.54	$—	$—	$—		$0.80
Weighted average shares outstanding:
Basic	43,268	—	—	—		43,268
Diluted	44,427	—	—	—		44,427

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

Note 1: Basis of Pro Forma Presentation and Transaction Summary

The unaudited pro forma condensed combined Statement of Operations presents the pro forma results of operations of the combined company based upon the historical financial statements of the Company and the abbreviated financial statements of ShareFile, after giving effect to the Acquisition and adjustments described in these footnotes, and are intended to reflect the impact of the Acquisition on the Company.

The unaudited pro forma condensed combined Statement of Operations for the year ended November 30, 2024 gives effect to the Acquisition as though it had been consummated on December 1, 2023, including the related financing. The Company funded the Acquisition with $730.0 million in borrowings under an existing $900.0 million revolving credit facility and cash on hand, resulting in a payment at closing of $852.7 million.

The Acquisition was accounted for using the acquisition method of accounting in accordance with Accounting Standard Codification 805 - Business Combinations, and the Company’s cost to acquire ShareFile has been allocated to the assets acquired and liabilities assumed based upon respective preliminary estimate of fair values as of the date of the Acquisition using assumptions that the Company’s management believes are reasonable given the information currently available. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and determining appropriate discount rates. The excess of the Purchase Price over the estimated amounts of net assets as of the effective date of the Acquisition was allocated to goodwill in accordance with the accounting guidance. The preliminary fair value estimates of the net assets acquired are based upon preliminary calculations and valuations, and those estimates and assumptions are subject to change as we obtain additional information for those estimates during the measurement period (up to one year from the acquisition date).

The unaudited pro forma condensed combined Statement of Operations do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on Progress’ consolidated results of operations in periods following the completion of the Acquisition.

The total estimated Purchase Price was allocated as follows:

(in thousands)
Other current assets	$3,574
Property, plant and equipment	51
Customer relationships	318,000
Purchased technology	119,000
Trade name	27,000
Right-of-use lease assets and other assets	5,548
Deferred tax assets	22,126
Short-term deferred revenue, net	(89,341)
Short-term operating lease liabilities and other accrued liabilities	(2,794)
Long-term deferred revenue, net	(2,852)
Long-term operating lease liabilities	(3,327)
Total identifiable net assets	396,985
Goodwill	455,717
Fair value of total consideration transferred	$852,702

The preliminary fair value of the intangible assets has been estimated using the income approach in which the after-tax cash flows are discounted to present value. The cash flows are based on estimates used to price the Acquisition, and the discount rates applied were benchmarked with reference to the implied rate of return from the transaction model as well as the weighted average cost of capital.

Acquisition-related transaction costs (e.g., advisory, legal, valuation, and other professional fees) and related charges are not included as a component of consideration transferred, but are required to be expensed as incurred. During the fiscal year ended November 30, 2024, Progress incurred approximately $15.6 million of acquisition-related costs, which are included in acquisition-related expenses.

Note 2: Transaction Accounting and Financing Adjustments

(a)	Reflects the adjustment of ShareFile’s historical identifiable intangible assets to their preliminary estimated fair values, including $318.0 million of customer relationships, $119.0 million of purchased technology, and $27.0 million of trade names, all of which were definite-lived intangible assets. For the purpose of determining pro forma amortization expense to be recorded in the unaudited pro forma condensed combined statements of operations, each identifiable intangible asset was assumed to have a useful life of seven years. For the eleven months ended October 31, 2024, ShareFile recognized $45.0 million of amortization expense in costs of maintenance and services and $23.1 million in sales and marketing expenses.
(b)	Reflects proceeds of $730.0 million received from the existing $900.0 million revolving credit facility to partially fund the Acquisition. Additional interest expense incurred was calculated using an interest rate of 6.7%, which was the borrowing rate on the date of the transaction. The interest rate on the revolving credit facility adjusts monthly based on a reference to the Secured Overnight Financing Rate (SOFR). If the interest rates were to increase or decrease by 0.125% from the rate assumed, pro forma interest expense would change by approximately $0.9 million for the year ended November 30, 2024.
(c)	Reflects the adjustment to income tax expense on the results of operations of ShareFile and the pro forma adjustments for the eleven months ended October 31, 2024, using an estimated statutory income tax rate of 24.0% (federal and state). Income tax expense was not allocated to ShareFile in the pre-acquisition abbreviated statements of net revenues and direct expenses.
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